Exhibit 99.1

For Immediate Release

MERCER INTERNATIONAL INC. REPORTS 2014 SECOND QUARTER RESULTS

NEW YORK, NY, July 31, 2014 - Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) today reported results for the second quarter ended June 30, 2014. Operating EBITDA* in the second quarter of 2014 increased to $41.9 million from $18.2 million in the second quarter of 2013, but declined from $59.0 million in the prior quarter of 2014, primarily as a result of scheduled maintenance downtime.

For the second quarter of 2014, we had net income of $0.6 million, or $0.01 per basic and diluted share, compared to net loss of $13.0 million, or $0.23 per basic and diluted share, in the second quarter of 2013.

On October 1, 2013, we changed our reporting currency from the Euro to the U.S. dollar.

Summary Financial Highlights

	Q2	Q1	Q2	YTD	YTD
	2014	2014	2013	2014	2013
	(in millions, except per share amounts)
Pulp revenues	$259.5	$278.5	$253.2	$538.0	$491.0
Energy and chemical revenues	$25.7	$27.2	$21.5	$52.9	$45.5
Operating income (loss)	$22.0	$39.2	$(1.2)	$61.3	$11.4
Operating EBITDA	$41.9	$59.0	$18.2	$100.9	$50.3
Gain on derivative instruments	$2.5	$3.2	$6.9	$5.8	$13.3
Income tax benefit (provision)	$(4.6)	$(1.9)	$(0.8)	$(6.4)	$(2.0)
Net income (loss)(1)	$0.6	$21.0	$(13.0)	$21.6	$(13.6)
Net income (loss) per share(1)
Basic	$0.01	$0.38	$(0.23)	$0.36	$(0.24)
Diluted	$0.01	$0.37	$(0.23)	$0.36	$(0.24)
Common shares outstanding at period end	64.3	55.9	55.9	64.3	55.9

(1)	Attributable to common shareholders.

Summary Operating Highlights

	Q2	Q1	Q2	YTD	YTD
	2014	2014	2013	2014	2013
Pulp production (‘000 ADMTs)	353.8	381.8	349.5	735.6	710.7
Scheduled production downtime (‘000 ADMTs)	17.7	-	16.0	17.7	16.0
Scheduled production downtime (days)	12	-	11	12	11
Pulp sales (‘000 ADMTs)	356.8	381.4	368.3	738.1	724.9
Average NBSK pulp list price in Europe ($/ADMT)(1)	925	920	857	923	844
Average pulp sales realizations ($/ADMT)(2)	720	723	679	722	669
Energy production (‘000 MWh)	446.2	466.3	405.8	912.5	830.2
Energy sales (‘000 MWh)	197.1	201.5	167.5	398.6	341.1
Average Spot Currency Exchange Rates:
$ / €(3)	1.3716	1.3705	1.3064	1.3711	1.3129
$ / C$(3)	0.9169	0.9065	0.9777	0.9118	0.9845

(1)	Source: RISI pricing report.
(2)	Sales realizations after discounts. Incorporates the effect of pulp price variations occurring between the order and shipment dates.
(3)	Average Federal Reserve Bank of New York noon spot rate over the reporting period.

*   Operating EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. See page 12 of the financial tables included in this press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

President’s Comments

Mr. Jimmy S.H. Lee, President and Chairman, stated: “For the second quarter of 2014, our Operating EBITDA increased by approximately 130% to $41.9 million from $18.2 million in the comparative quarter of 2013. Our Operating EBITDA decreased by approximately 29% from $59.0 million in the first quarter of 2014 primarily as a result of 12 days of scheduled maintenance downtime at our Celgar and Stendal mills which we estimate adversely impacted Operating EBITDA by approximately $18.4 million, comprised of approximately $13.0 million in direct out-of-pocket expenses and the balance for reduced production. Many of our competitors that report their financial results using “IFRS” capitalize their direct costs of maintenance shutdowns.”

Mr. Lee continued: “In the current quarter, our German mills achieved near record production levels and sales volumes increased compared to the same period in 2013 due to generally strong demand in Europe. After strong sales in the last two months of the current quarter, our Celgar mill’s sales volumes decreased compared to the same period in 2013, due to weaker demand from China and lower production. Our results also reflect the continuing strength of the Euro, partially offset by a weak Canadian dollar.”

Mr. Lee added: “In the current quarter, our Celgar mill took ten days of scheduled maintenance downtime, or approximately 14,000 ADMTs. Our Stendal mill took two days of scheduled maintenance downtime, or approximately 3,700 ADMTs. Going forward, our Rosenthal mill’s 12-day annual maintenance shutdown is scheduled for the third quarter of 2014 and our Stendal mill will have a further two-day scheduled maintenance shutdown in the fourth quarter.”

Mr. Lee continued: “In the second quarter of 2014, energy production at our mills increased by approximately 10% compared to the same period in 2013. Energy and chemical revenues increased by approximately 20% in the current quarter from the same period of 2013. We currently expect energy and chemical revenues to remain consistent in the third quarter of 2014.”

Mr. Lee continued: “NBSK list prices in Europe and North America were essentially flat during the second quarter of 2014 compared to the prior quarter due to steady demand. List prices in China, however, declined by approximately 4% in the second quarter of 2014 from the prior quarter of 2014, due to market expectations that declining hardwood prices would pressure NBSK prices. At the end of the current quarter, list pulp prices in Europe and North America were approximately $925 per ADMT and $1,030 per ADMT, respectively, while list prices in China had decreased to $720 per ADMT. We currently expect list prices to remain flat during the summer months in Europe and North America with modest increases beginning in the fourth quarter.”

Mr. Lee continued: “The NBSK pulp market remained generally under-balanced at approximately 25 days’ supply at the end of the current quarter. During the quarter, world producer inventories declined by three days from the end of the first quarter of 2014. We currently expect producer maintenance and other mill downtime to keep the NBSK pulp market generally firm in the near term.”

Mr. Lee continued: “On average, our overall per unit fiber costs in the current quarter decreased by approximately 5% from the same period in 2013. Timber harvesting was steady through the quarter and sawmills ran at high rates which led to a good supply of pulpwood and residual chips. In addition, less demand pressure on German timber due to the availability of storm damaged wood in Eastern Europe resulted in moderately lower German wood costs in the quarter. For the next quarter of 2014, we currently expect our overall fiber costs to remain stable, with modest increases in Canada being offset by slightly lower prices in Germany.”

Mr. Lee concluded: “Overall, our mills operated generally well in the current quarter. This, along with generally favorable markets and prices, let us generate solid results, despite the continuing weakness of the U.S. dollar relative to the Euro and our scheduled maintenance in the current quarter. Going forward, our Celgar mill should continue to benefit from the decline of the Canadian dollar versus the U.S. dollar and our Rosenthal mill will benefit from the completion of a capital project to enable it to produce and sell tall oil, a chemical by-product. We believe these factors should help position us to further build value for our stakeholders in the second half of 2014.”

Three Months Ended June 30, 2014 Compared to Three Months Ended June 30, 2013

Total revenues for the three months ended June 30, 2014 increased by approximately 4% to $285.2 million from $274.7 million in the same period in 2013, due to higher pulp prices and higher energy sales volumes.

Pulp revenues for the three months ended June 30, 2014 increased by approximately 2% to $259.5 million from $253.2 million in the comparative quarter of 2013, due to higher price realizations, partially offset by lower sales volumes.

Energy and chemical revenues increased by approximately 20% to $25.7 million in the second quarter of 2014 from $21.5 million in the same quarter last year, primarily because of higher energy sales volume resulting from Project Blue Mill coming online at our Stendal mill at the end of 2013.

Pulp production increased by approximately 1% to 353,803 ADMTs in the current quarter from 349,502 ADMTs in the same quarter of 2013. We had an aggregate of 12 days (approximately 17,700 ADMTs) of scheduled maintenance downtime at our Stendal and Celgar mills in the second quarter of 2014.

Our Rosenthal mill’s annual maintenance shutdown is scheduled for the third quarter and our Stendal mill is scheduled to have a second two-day maintenance shutdown in the fourth quarter.

Pulp sales volumes decreased by approximately 3% to 356,755 ADMTs in the current quarter from 368,285 ADMTs in the comparative quarter, primarily due to weaker demand from China and lower production at our Celgar mill.

Average pulp sales realizations increased by approximately 6% to $720 per ADMT in the second quarter of 2014, compared to $679 per ADMT in the same period last year primarily due to higher pulp prices.

Costs and expenses in the second quarter of 2014 decreased by approximately 5% to $263.2 million from $275.9 million in the comparative period of 2013, primarily due to lower fiber costs and lower sales volumes.

On average, our overall per unit fiber costs in the current quarter decreased by approximately 5% from the same period in 2013.

For the second quarter of 2014, our operating income increased to $22.0 million from an operating loss of $1.2 million in the comparative quarter of 2013, primarily due to higher pulp sales realizations and lower fiber costs, partially offset by a weaker U.S. dollar relative to the Euro.

Interest expense was $17.2 million in the second quarter of 2014 and 2013, respectively.

We recorded a derivative gain of $2.5 million on the mark to market adjustment of our Stendal mill’s interest rate derivative, compared to a net derivative gain of $6.9 million in the same quarter of last year.

The noncontrolling shareholder’s interest in the Stendal mill’s net income in the second quarter of 2014 was $2.2 million, compared to $0.8 million in the same quarter last year.

In the second quarter of 2014, Operating EBITDA increased to $41.9 million from $18.2 million in the second quarter of 2013. Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Operating EBITDA has significant limitations as an analytical tool and should not be considered in isolation or as a substitute for our results as reported under GAAP. See page 12 of the financial tables included in the press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

We reported net income attributable to common shareholders of $0.6 million, or $0.01 per basic and diluted share, for the second quarter of 2014, which included a non-cash unrealized gain on the interest rate derivative of $2.5 million. In the second quarter of 2013, the net loss attributable to common shareholders was $13.0 million, or $0.23 per basic and diluted share, which included a total non-cash net unrealized gain of $7.4 million on the Stendal interest rate derivative and fixed price pulp swaps.

On April 2, 2014, we completed our registered public offering of 8,050,000 shares of our common stock at $7.15 per share and realized net proceeds of approximately $53.6 million therefrom.

Six Months Ended June 30, 2014 Compared to Six Months Ended June 30, 2013

Total revenues for the six months ended June 30, 2014 increased by approximately 10% to $590.9 million from $536.5 million in the same period in 2013, due to higher pulp and energy revenues.

Pulp revenues for the six months ended June 30, 2014 increased by approximately 10% to $538.0 million from $491.0 million in the comparative period of 2013, due to higher pulp price realizations.

Energy and chemical revenues increased by approximately 16% to $52.9 million in the first half of 2014 from $45.5 million in the same period last year, primarily because of higher energy sales volume resulting from Project Blue Mill coming online at our Stendal mill at the end of 2013.

Pulp production increased by approximately 4% to 735,588 ADMTs in the first half of 2014 from 710,666 ADMTs in the same period of 2013. We had an aggregate of 12 days (approximately 17,700 ADMTs) of scheduled maintenance downtime at our Stendal and Celgar mills in the first half of 2014.

Pulp sales volumes increased by approximately 2% to 738,110 ADMTs in the first half of 2014 from 724,945 ADMTs in the comparative period of 2013, primarily due to higher sales in North America.

Average pulp sales realizations increased by approximately 8% to $722 per ADMT in the first half of 2014, compared to $669 per ADMT in the comparative period of 2013, primarily due to higher pulp prices.

Costs and expenses in the first half of 2014 increased by approximately 1% to $529.6 million from $525.0 million in the comparative period of 2013, primarily due to the impact of a weaker U.S. dollar relative to the Euro, partially offset by lower fiber costs.

On average, our overall per unit fiber costs in the first half of 2014 decreased by approximately 1% from the same period in 2013.

In the first half of 2014, our operating income increased to $61.3 million from $11.4 million in the comparative period of 2013, primarily due to higher sales realizations and sales volumes and lower fiber costs.

Interest expense in the first half of 2014 increased marginally to $34.6 million from $34.5 million in the comparative period of 2013.

We recorded a derivative gain of $5.8 million on the mark to market adjustment of our Stendal mill’s interest rate derivative, compared to a net derivative gain of $13.3 million in the same period of last year.

In the six months ended June 30, 2014, Operating EBITDA increased to $100.9 million from $50.3 million in the same period of 2013. See page 12 of the financial tables included in the press release for a reconciliation of net income (loss) attributable to common shareholders to Operating EBITDA.

We reported net income attributable to common shareholders of $21.6 million, or $0.36 per basic and diluted share, for the first half of 2014, which included a non-cash unrealized gain on the interest rate derivative of $5.8 million. In the first half of 2013, the net loss attributable to common shareholders was $13.6 million, or $0.24 per basic and diluted share, which included a total non-cash net unrealized gain of $13.6 million on the Stendal interest rate derivative and fixed price pulp swaps.

Liquidity and Capital Resources

The following table is a summary of selected financial information as at the dates indicated:

	As at June 30, 2014	As at December 31, 2013
	(in thousands)
Financial Position
Cash and cash equivalents	$241,023	$147,728
Working capital	$378,810	$306,274
Total assets	$1,608,828	$1,548,559
Long-term liabilities	$1,004,065	$1,034,743
Total equity	$425,613	$348,317

As at June 30, 2014, we had approximately €28.4 million and C$38.3 million available under our Rosenthal and Celgar revolving credit facilities, respectively.

In July 2014, our Stendal mill received lenders’ approval to amend its two term credit facilities to provide greater financial flexibility to Stendal. Such amendments include, among other things, loosening the financial covenant ratios Stendal must meet and reducing the scheduled principal repayments under the Stendal project loan by 50% while retaining its current “cash sweep”. In connection with such amendments, we will provide Stendal with additional capital of $20.0 million. The amendments are subject to customary closing conditions, including, among others, execution and delivery of definitive agreements.

Restricted Group

The following table is a summary of selected financial information for the Restricted Group (which, under the indenture for our 2017 9.5% Senior Notes, is comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills) as at the dates indicated:

	As at June 30, 2014	As at December 31, 2013
	(in thousands)
Financial Position
Cash and cash equivalents	$157,418	$82,910
Working capital	$277,973	$211,749
Total assets	$936,001	$858,824
Long-term liabilities	$406,669	$394,821
Total equity	$464,539	$412,033

Earnings Release Call

In conjunction with this release, Mercer International Inc. will host a conference call, which will be simultaneously broadcast live over the Internet. Management will host the call, which is scheduled for Friday, August 1, 2014 at 10:00 AM (Eastern Daylight Time). Listeners can access the conference call live and archived through August 31, 2014, over the Internet at http://www.media-server.com/m/p/6jctbeam or through a link on the Company’s home page at http://www.mercerint.com. Please allow 15 minutes prior to the call to visit the site and download and install any necessary audio software.

Mercer International Inc. is a global pulp manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause our actual results in future periods to differ materially from forecasted results. Words such as “expects”, “anticipates”, “projects”, “intends”, “designed”, “will”, “believes”, “estimates”, “may”, “could” and variations of such words and similar expressions are intended to identify such forward-looking statements. Among those factors which could cause actual results to differ materially are the following: the highly cyclical nature of our business, raw material costs, our level of indebtedness, competition, foreign exchange and interest rate fluctuations, our use of derivatives, expenditures for capital projects, environmental regulation and compliance, disruptions to our production, market conditions and other risk factors listed from time to time in our SEC reports.

APPROVED BY:

Jimmy S.H. Lee

Chairman, CEO & President

(604) 684-1099

David M. Gandossi

Executive Vice-President,

Chief Financial Officer & Secretary

(604) 684-1099

-FINANCIAL TABLES FOLLOW-

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets
Cash and cash equivalents	$241,023	$147,728
Receivables	134,749	135,893
Inventories	165,072	170,908
Prepaid expenses and other	10,100	10,918
Deferred income tax	7,016	6,326

Total current assets	557,960	471,773

Long-term assets
Property, plant and equipment	1,006,906	1,038,631
Deferred note issuance costs and other	20,600	20,998
Deferred income tax	23,362	17,157

	1,050,868	1,076,786

Total assets	$1,608,828	$1,548,559

LIABILITIES
Current liabilities
Accounts payable and other	$115,643	$103,814
Pension and other post-retirement benefit obligations	1,325	1,330
Debt	62,182	60,355

Total current liabilities	179,150	165,499

Long-term liabilities
Debt	882,443	919,017
Interest rate derivative liability	40,447	46,517
Pension and other post-retirement benefit obligations	35,370	35,466
Capital leases and other	19,576	19,293
Deferred income tax	26,229	14,450

	1,004,065	1,034,743

Total liabilities	1,183,215	1,200,242

EQUITY
Shareholders’ equity
Share capital	386,081	328,549
Paid-in capital	(15,356)	(11,756)
Retained earnings	32,427	10,815
Accumulated other comprehensive income	28,892	31,470

Total shareholders’ equity	432,044	359,078

Noncontrolling interest (deficit)	(6,431)	(10,761)

Total equity	425,613	348,317

Total liabilities and equity	$1,608,828	$1,548,559

(1)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenues
Pulp	$259,482	$253,166	$537,988	$490,984
Energy and chemicals	25,710	21,534	52,889	45,501

	285,192	274,700	590,877	536,485
Costs and expenses
Operating costs	230,465	244,363	466,769	462,347
Operating depreciation and amortization	19,768	19,267	39,470	38,717

	34,959	11,070	84,638	35,421
Selling, general and administrative expenses	12,938	12,239	23,374	23,983

Operating income (loss)	22,021	(1,169)	61,264	11,438

Other income (expense)
Interest expense	(17,165)	(17,170)	(34,615)	(34,530)
Gain (loss) on derivative instruments	2,549	6,921	5,777	13,285
Other income (expense)	(82)	8	(76)	(84)

Total other income (expense)	(14,698)	(10,241)	(28,914)	(21,329)

Income (loss) before income taxes	7,323	(11,410)	32,350	(9,891)
Income tax benefit (provision)
Current	(1,405)	(275)	(1,527)	4,044
Deferred	(3,153)	(540)	(4,881)	(6,004)

Net income (loss)	2,765	(12,225)	25,942	(11,851)
Less: net income attributable to noncontrolling interest	(2,194)	(790)	(4,330)	(1,725)

Net income (loss) attributable to common shareholders	$571	$(13,015)	$21,612	$(13,576)

Net income (loss) per share attributable to common shareholders
Basic and diluted	$0.01	$(0.23)	$0.36	$(0.24)

(2)

MERCER INTERNATIONAL INC.

INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Cash flows from (used in) operating activities
Net income (loss)	$2,765	$(12,225)	$25,942	$(11,851)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	(2,549)	(7,431)	(5,777)	(13,630)
Depreciation and amortization	19,851	19,354	39,638	38,887
Deferred income taxes	3,153	540	4,881	6,004
Stock compensation expense	600	396	331	752
Pension and other post-retirement expense, net of funding	214	277	425	437
Other	852	1,266	1,504	2,828
Changes in working capital
Receivables	14,517	28,635	(2,815)	15,822
Inventories	(13,390)	2,781	5,333	10,368
Accounts payable and accrued expenses	(8,062)	(2,134)	14,180	11,858
Other	3,338	(7,492)	(2,674)	(8,525)

Net cash from (used in) operating activities	21,289	23,967	80,968	52,950

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(6,151)	(14,349)	(12,717)	(29,394)
Purchase of intangible assets	(715)	-	(2,455)	-
Proceeds on sale of property, plant and equipment	94	3	273	20

Net cash from (used in) investing activities	(6,772)	(14,346)	(14,899)	(29,374)

Cash flows from (used in) financing activities
Repayment of debt	-	-	(30,541)	(26,420)
Proceeds from borrowings of debt	-	9,090	-	22,223
Proceeds from issuance of shares	53,942	-	53,942	-
Repayment of capital lease obligations	(532)	(522)	(1,192)	(1,446)
Proceeds from sale and lease-back transactions	-	-	1,047	-
Proceeds from (repayment of) credit facilities, net	-	9,112	-	17,060
Proceeds from government grants	761	4,441	4,058	5,413

Net cash from (used in) financing activities	54,171	22,121	27,314	16,830

Effect of exchange rate changes on cash and cash equivalents	226	1,040	(88)	(2,948)

Net increase (decrease) in cash and cash equivalents	68,914	32,782	93,295	37,458
Cash and cash equivalents, beginning of period	172,109	142,115	147,728	137,439

Cash and cash equivalents, end of period	$241,023	$174,897	$241,023	$174,897

(3)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands)

The terms of the indenture governing our 9.5% senior unsecured notes requires that we provide the results of operations and financial condition of Mercer International Inc. and our restricted subsidiaries under the indenture, collectively referred to as the “Restricted Group”. As at and during the three and six months ended June 30, 2014 and 2013, the Restricted Group was comprised of Mercer International Inc., certain holding subsidiaries and our Rosenthal and Celgar mills. The Restricted Group excludes the Stendal mill.

	June 30, 2014
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	$157,418	$83,605	$-	$241,023
Receivables	69,808	64,941	-	134,749
Inventories	104,124	60,948	-	165,072
Prepaid expenses and other	7,810	2,290	-	10,100
Deferred income tax	3,606	3,410	-	7,016

Total current assets	342,766	215,194	-	557,960

Long-term assets
Property, plant and equipment	410,110	596,796	-	1,006,906
Deferred note issuance costs and other	11,136	9,464	-	20,600
Deferred income tax	16,522	6,840	-	23,362
Due from unrestricted group	155,467	-	(155,467)	-

Total assets	$936,001	$828,294	$(155,467)	$1,608,828

LIABILITIES
Current liabilities
Accounts payable and other	$63,468	$52,175	$-	$115,643
Pension and other post-retirement benefit obligations	1,325	-	-	1,325
Debt	-	62,182	-	62,182

Total current liabilities	64,793	114,357	-	179,150

Long-term liabilities
Debt	336,124	546,319	-	882,443
Due to restricted group	-	155,467	(155,467)	-
Interest rate derivative liability	-	40,447	-	40,447
Pension and other post-retirement benefit obligations	35,370	-	-	35,370
Capital leases and other	8,946	10,630	-	19,576
Deferred income tax	26,229	-	-	26,229

Total liabilities	471,462	867,220	(155,467)	1,183,215

EQUITY
Total shareholders’ equity (deficit)	464,539	(32,495)	-	432,044
Noncontrolling interest (deficit)	-	(6,431)	-	(6,431)

Total liabilities and equity	$936,001	$828,294	$(155,467)	$1,608,828

(4)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Balance Sheets

(Unaudited)

(In thousands)

	December 31, 2013
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
ASSETS
Current assets
Cash and cash equivalents	$82,910	$64,818	$-	$147,728
Receivables	75,987	59,906	-	135,893
Inventories	93,807	77,101	-	170,908
Prepaid expenses and other	7,742	3,176	-	10,918
Deferred income tax	3,273	3,053	-	6,326

Total current assets	263,719	208,054	-	471,773

Long-term assets
Property, plant and equipment	420,373	618,258	-	1,038,631
Deferred note issuance costs and other	10,987	10,011	-	20,998
Deferred income tax	9,894	7,263	-	17,157
Due from unrestricted group	153,851	-	(153,851)	-

Total assets	$858,824	$843,586	$(153,851)	$1,548,559

LIABILITIES
Current liabilities
Accounts payable and other	$49,891	$53,923	$-	$103,814
Pension and other post-retirement benefit obligations	1,330	-	-	1,330
Debt	749	59,606	-	60,355

Total current liabilities	51,970	113,529	-	165,499

Long-term liabilities
Debt	336,382	582,635	-	919,017
Due to restricted group	-	153,851	(153,851)	-
Interest rate derivative liability	-	46,517	-	46,517
Pension and other post-retirement benefit obligations	35,466	-	-	35,466
Capital leases and other	8,523	10,770	-	19,293
Deferred income tax	14,450	-	-	14,450

Total liabilities	446,791	907,302	(153,851)	1,200,242

EQUITY
Total shareholders’ equity (deficit)	412,033	(52,955)	-	359,078
Noncontrolling interest (deficit)	-	(10,761)	-	(10,761)

Total liabilities and equity	$858,824	$843,586	$(153,851)	$1,548,559

(5)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2014
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues
Pulp	$136,632	$122,850	$-	$259,482
Energy and chemicals	7,649	18,061	-	25,710

	144,281	140,911	-	285,192
Operating costs	122,043	108,422	-	230,465
Operating depreciation and amortization	10,631	9,137	-	19,768
Selling, general and administrative expenses	8,647	4,291	-	12,938

	141,321	121,850	-	263,171

Operating income (loss)	2,960	19,061	-	22,021

Other income (expense)
Interest expense	(8,548)	(8,757)	140	(17,165)
Gain (loss) on derivative instruments	-	2,549	-	2,549
Other income (expense)	26	32	(140)	(82)

Total other income (expense)	(8,522)	(6,176)	-	(14,698)

Income (loss) before income taxes	(5,562)	12,885	-	7,323
Income tax benefit (provision)	(4,033)	(525)	-	(4,558)

Net income (loss)	(9,595)	12,360	-	2,765
Less: net income attributable to noncontrolling interest	-	(2,194)	-	(2,194)

Net income (loss) attributable to common shareholders	$(9,595)	$10,166	$-	$571

	Three Months Ended June 30, 2013
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues
Pulp	$137,957	$115,209	$-	$253,166
Energy and chemicals	7,886	13,648	-	21,534

	145,843	128,857	-	274,700
Operating costs	135,425	108,938	-	244,363
Operating depreciation and amortization	10,791	8,476	-	19,267
Selling, general and administrative expenses	7,375	4,864	-	12,239

	153,591	122,278	-	275,869

Operating income (loss)	(7,748)	6,579	-	(1,169)

Other income (expense)
Interest expense	(7,685)	(11,639)	2,154	(17,170)
Gain (loss) on derivative instruments	(551)	7,472	-	6,921
Other income (expense)	2,118	44	(2,154)	8

Total other income (expense)	(6,118)	(4,123)	-	(10,241)

Income (loss) before income taxes	(13,866)	2,456	-	(11,410)
Income tax benefit (provision)	(795)	(20)	-	(815)

Net income (loss)	(14,661)	2,436	-	(12,225)
Less: net income attributable to noncontrolling interest	-	(790)	-	(790)

Net income (loss) attributable to common shareholders	$(14,661)	$1,646	$-	$(13,015)

(6)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Operations

(Unaudited)

(In thousands)

	Six Months Ended June 30, 2014
	Restricted Group	Unrestricted Subsidiaries	Eliminations	Consolidated Group
Revenues
Pulp	$277,429	$260,559	$-	$537,988
Energy and chemicals	16,530	36,359	-	52,889

	293,959	296,918	-	590,877
Operating costs	233,411	233,358	-	466,769
Operating depreciation and amortization	21,205	18,265	-	39,470
Selling, general and administrative expenses	15,098	8,276	-	23,374

	269,714	259,899	-	529,613

Operating income (loss)	24,245	37,019	-	61,264

Other income (expense)
Interest expense	(17,066)	(17,829)	280	(34,615)
Gain (loss) on derivative instruments	-	5,777	-	5,777
Other income (expense)	138	66	(280)	(76)

Total other income (expense)	(16,928)	(11,986)	-	(28,914)

Income (loss) before income taxes	7,317	25,033	-	32,350
Income tax benefit (provision)	(5,785)	(623)	-	(6,408)

Net income (loss)	1,532	24,410	-	25,942
Less: net income attributable to noncontrolling interest	-	(4,330)	-	(4,330)

Net income (loss) attributable to common shareholders	$1,532	$20,080	$-	$21,612

	Six Months Ended June 30, 2013
	Restricted	Unrestricted		Consolidated
	Group	Subsidiaries	Eliminations	Group
Revenues
Pulp	$270,307	$220,677	$-	$490,984
Energy and chemicals	17,247	28,254	-	45,501

	287,554	248,931	-	536,485
Operating costs	253,625	208,722	-	462,347
Operating depreciation and amortization	21,606	17,111	-	38,717
Selling, general and administrative expenses	14,922	9,061	-	23,983

	290,153	234,894	-	525,047

Operating income (loss)	(2,599)	14,037	-	11,438

Other income (expense)
Interest expense	(15,430)	(23,430)	4,330	(34,530)
Gain (loss) on derivative instruments	(1,007)	14,292	-	13,285
Other income (expense)	4,145	101	(4,330)	(84)

Total other income (expense)	(12,292)	(9,037)	-	(21,329)

Income (loss) before income taxes	(14,891)	5,000	-	(9,891)
Income tax benefit (provision)	(2,137)	177	-	(1,960)

Net income (loss)	(17,028)	5,177	-	(11,851)
Less: net income attributable to noncontrolling interest	-	(1,725)	-	(1,725)

Net income (loss) attributable to common shareholders	$(17,028)	$3,452	$-	$(13,576)

(7)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2014
	Restricted	Unrestricted	Consolidated
	Group	Subsidiaries	Group
Cash flows from (used in) operating activities
Net income (loss)	$(9,595)	$12,360	$2,765
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	-	(2,549)	(2,549)
Depreciation and amortization	10,714	9,137	19,851
Deferred income taxes	3,153	-	3,153
Stock compensation expense	600	-	600
Pension and other post-retirement expense, net of funding	214	-	214
Other	412	440	852
Changes in working capital
Receivables	4,808	9,709	14,517
Inventories	(8,753)	(4,637)	(13,390)
Accounts payable and accrued expenses	(2,397)	(5,665)	(8,062)
Other(1)	1,529	1,809	3,338

Net cash from (used in) operating activities	685	20,604	21,289

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(5,571)	(580)	(6,151)
Purchase of intangible assets	(229)	(486)	(715)
Proceeds on sale of property, plant and equipment	81	13	94

Net cash from (used in) investing activities	(5,719)	(1,053)	(6,772)

Cash flows from (used in) financing activities
Proceeds from issuance of shares	53,942	-	53,942
Repayment of capital lease obligations	(202)	(330)	(532)
Proceeds from government grants	-	761	761

Net cash from (used in) financing activities	53,740	431	54,171

Effect of exchange rate changes on cash and cash equivalents	666	(440)	226

Net increase (decrease) in cash and cash equivalents	49,372	19,542	68,914
Cash and cash equivalents, beginning of period	108,046	64,063	172,109

Cash and cash equivalents, end of period	$157,418	$83,605	$241,023

(1)	Includes intercompany working capital related transactions.

(8)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30, 2013
	Restricted	Unrestricted	Consolidated
	Group	Subsidiaries	Group
Cash flows from (used in) operating activities
Net income (loss)	$(14,661)	$2,436	$(12,225)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	41	(7,472)	(7,431)
Depreciation and amortization	10,878	8,476	19,354
Deferred income taxes	561	(21)	540
Stock compensation expense	396	-	396
Pension and other post-retirement expense, net of funding	277	-	277
Other	378	888	1,266
Changes in working capital
Receivables	24,835	3,800	28,635
Inventories	6,945	(4,164)	2,781
Accounts payable and accrued expenses	(2,540)	406	(2,134)
Other(1)	(9,085)	1,593	(7,492)

Net cash from (used in) operating activities	18,025	5,942	23,967

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(3,401)	(10,948)	(14,349)
Proceeds on sale of property, plant and equipment	-	3	3

Net cash from (used in) investing activities	(3,401)	(10,945)	(14,346)

Cash flows from (used in) financing activities
Proceeds from borrowings of debt	-	9,090	9,090
Repayment of capital lease obligations	(159)	(363)	(522)
Proceeds from (repayment of) credit facilities, net	9,112	-	9,112
Proceeds from government grants	-	4,441	4,441

Net cash from (used in) financing activities	8,953	13,168	22,121

Effect of exchange rate changes on cash and cash equivalents	(21)	1,061	1,040

Net increase (decrease) in cash and cash equivalents	23,556	9,226	32,782
Cash and cash equivalents, beginning of period	66,820	75,295	142,115

Cash and cash equivalents, end of period	$90,376	$84,521	$174,897

(1)	Includes intercompany working capital related transactions.

(9)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30, 2014

	Restricted Group	Unrestricted Subsidiaries	Consolidated Group
Cash flows from (used in) operating activities
Net income (loss)	$1,532	$24,410	$25,942
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	-	(5,777)	(5,777)
Depreciation and amortization	21,373	18,265	39,638
Deferred income taxes	4,881	-	4,881
Stock compensation expense	331	-	331
Pension and other post-retirement expense, net of funding	425	-	425
Other	583	921	1,504
Changes in working capital
Receivables	4,712	(7,527)	(2,815)
Inventories	(10,342)	15,675	5,333
Accounts payable and accrued expenses	12,286	1,894	14,180
Other(1)	(6,563)	3,889	(2,674)

Net cash from (used in) operating activities	29,218	51,750	80,968

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(8,531)	(4,186)	(12,717)
Purchase of intangible assets	(1,203)	(1,252)	(2,455)
Proceeds on sale of property, plant and equipment	215	58	273

Net cash from (used in) investing activities	(9,519)	(5,380)	(14,899)

Cash flows from (used in) financing activities
Repayment of debt	(744)	(29,797)	(30,541)
Proceeds from issuance of shares	53,942	-	53,942
Repayment of capital lease obligations	(474)	(718)	(1,192)
Proceeds from sale and lease-back transactions	1,047	-	1,047
Proceeds from government grants	832	3,226	4,058

Net cash from (used in) financing activities	54,603	(27,289)	27,314

Effect of exchange rate changes on cash and cash equivalents	206	(294)	(88)

Net increase (decrease) in cash and cash equivalents	74,508	18,787	93,295
Cash and cash equivalents, beginning of year	82,910	64,818	147,728

Cash and cash equivalents, end of year	$157,418	$83,605	$241,023

(1)	Includes intercompany working capital related transactions.

(10)

MERCER INTERNATIONAL INC.

RESTRICTED GROUP SUPPLEMENTAL DISCLOSURE

Combined Condensed Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30, 2013
	Restricted	Unrestricted	Consolidated
	Group	Subsidiaries	Group
Cash flows from (used in) operating activities
Net income (loss)	$(17,028)	$5,177	$(11,851)
Adjustments to reconcile net income (loss) to cash flows from operating activities
Unrealized loss (gain) on derivative instruments	662	(14,292)	(13,630)
Depreciation and amortization	21,776	17,111	38,887
Deferred income taxes	1,870	4,134	6,004
Stock compensation expense	752	-	752
Pension and other post-retirement expense, net of funding	437	-	437
Other	923	1,905	2,828
Changes in working capital
Receivables	13,824	1,998	15,822
Inventories	10,995	(627)	10,368
Accounts payable and accrued expenses	11,331	527	11,858
Other(1)	(11,349)	2,824	(8,525)

Net cash from (used in) operating activities	34,193	18,757	52,950

Cash flows from (used in) investing activities
Purchase of property, plant and equipment	(6,893)	(22,501)	(29,394)
Proceeds on sale of property, plant and equipment	17	3	20

Net cash from (used in) investing activities	(6,876)	(22,498)	(29,374)

Cash flows from (used in) financing activities
Repayment of debt	(736)	(25,684)	(26,420)
Proceeds from borrowings of debt	-	22,223	22,223
Repayment of capital lease obligations	(320)	(1,126)	(1,446)
Proceeds from (repayment of) credit facilities, net	17,060	-	17,060
Proceeds from government grants	-	5,413	5,413

Net cash from (used in) financing activities	16,004	826	16,830

Effect of exchange rate changes on cash and cash equivalents	(1,352)	(1,596)	(2,948)

Net increase (decrease) in cash and cash equivalents	41,969	(4,511)	37,458
Cash and cash equivalents, beginning of period	48,407	89,032	137,439

Cash and cash equivalents, end of period	$90,376	$84,521	$174,897

(1)	Includes intercompany working capital related transactions.

(11)

MERCER INTERNATIONAL INC.

COMPUTATION OF OPERATING EBITDA

(Unaudited)

(In thousands)

Operating EBITDA is defined as operating income (loss) plus depreciation and amortization and non-recurring capital asset impairment charges. Management uses Operating EBITDA as a benchmark measurement of its own operating results, and as a benchmark relative to its competitors. Management considers it to be a meaningful supplement to operating income (loss) as a performance measure primarily because depreciation expense and non-recurring capital asset impairment charges are not an actual cash cost, and depreciation expense varies widely from company to company in a manner that management considers largely independent of the underlying cost efficiency of their operating facilities. In addition, we believe Operating EBITDA is commonly used by securities analysts, investors and other interested parties to evaluate our financial performance.

Operating EBITDA does not reflect the impact of a number of items that affect our net income (loss), including financing costs and the effect of derivative instruments. Operating EBITDA is not a measure of financial performance under GAAP, and should not be considered as an alternative to net income (loss) or income (loss) from operations as a measure of performance, nor as an alternative to net cash from operating activities as a measure of liquidity. The following tables set forth the net income (loss) attributable to common shareholders to Operating EBITDA for both the consolidated group and our Restricted Group:

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income (loss) attributable to common shareholders	$571	$(13,015)	$21,612	$(13,576)
Net income attributable to noncontrolling interest	2,194	790	4,330	1,725
Income tax provision	4,558	815	6,408	1,960
Interest expense	17,165	17,170	34,615	34,530
(Gain) loss on derivative instruments	(2,549)	(6,921)	(5,777)	(13,285)
Other (income) expense	82	(8)	76	84

Operating income (loss)	22,021	(1,169)	61,264	11,438
Add: Depreciation and amortization	19,851	19,354	39,638	38,887

Operating EBITDA	$41,872	$18,185	$100,902	$50,325

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Restricted Group
Net income (loss)	$(9,595)	$(14,661)	$1,532	$(17,028)
Income tax provision	4,033	795	5,785	2,137
Interest expense	8,548	7,685	17,066	15,430
(Gain) loss on derivative instruments	-	551	-	1,007
Other (income) expense	(26)	(2,118)	(138)	(4,145)

Operating income (loss)	2,960	(7,748)	24,245	(2,599)
Add: Depreciation and amortization	10,714	10,878	21,373	21,776

Operating EBITDA	$13,674	$3,130	$45,618	$19,177

(12)

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